Exhibit 99.1

SOLID POWER REPORTS FIRST QUARTER 2025 RESULTS

LOUISVILLE, Colo., May 6, 2025 – Solid Power, Inc. (Nasdaq: SLDP), a leading developer of solid-state battery technology, today announced its operational and financial results for the first quarter of 2025.

Recent Business Highlights

•	Conducted detailed design of equipment for the planned installation of a continuous manufacturing pilot line for sulfide electrolyte production; commissioning remains on track for 2026.

•	Neared completion of factory acceptance testing for the SK On pilot cell line, with site acceptance testing on target for later this year.

•	Continued to receive customer feedback on electrolyte sampling, driving process engineering that is expected to lead to improved performance.

•	Additional demand for multiple generations of electrolyte from customers.

•	Maintained financial discipline by staying within first quarter 2025 cash investment targets; continued to identify opportunities to realize efficiencies and reduce operating costs while driving innovation.

“We are pleased with our progress on our 2025 operational goals, and we are energized by continued customer demand for our electrolyte,” said John Van Scoter, President and Chief Executive Officer of Solid Power. “As we look to the balance of the year, we remain committed to achieving our objectives for the year and positioning the company to deliver long-term shareholder value.”

First Quarter 2025 Financial Highlights

Solid Power delivered $6.0 million in revenue during the first quarter of 2025. This revenue was driven primarily by execution on our agreements with SK On Co., Ltd.

Operating expenses were $30.0 million in the first quarter of 2025 compared to $31.7 million in the first quarter of 2024, driven by less direct costs associated with our revenue and overall financial due diligence on managing operating spend. First quarter 2025 operating loss was $24.0 million and net loss was $15.1 million, or $0.08 per share.

Balance Sheet and Liquidity

Solid Power’s liquidity position remains strong. Total liquidity as of March 31, 2025, was $299.6 million, as shown below.

(in thousands)	March 31, 2025	December 31, 2024
Cash and cash equivalents	$29,454	$25,413
Available-for-sale securities	270,134	302,057
Total liquidity	$299,588	$327,470

As of March 31, 2025, contract receivables were $2.2 million and total current liabilities were $10.4 million.

First quarter 2025 capital expenditures totaled $2.4 million, primarily representing spend for construction of our continuous electrolyte production pilot line.

2025 Outlook

Solid Power remains committed to delivering on the following key objectives for 2025:

•	Drive electrolyte innovation and performance through feedback from customers and internal cell development.

•	Continue to execute on electrolyte technology development roadmap, including the start of the installation of a pilot continuous electrolyte manufacturing line.

•	Fulfill partner and customer commitments and increase electrolyte sampling, using the electrolyte innovation center (“EIC”) to quickly innovate driven by demand.

•	Maintain financial discipline while ensuring ongoing investments in technology development and capabilities.

Webcast and Conference Call

Solid Power will host a conference call at 2:30 p.m. MT (4:30 p.m. ET) today, May 6, 2025. Participating on the call will be John Van Scoter, President and Chief Executive Officer, and Linda Heller, Chief Financial Officer.

The call may be accessed through a live audio webcast on Solid Power’s Investor Relations website at www.solidpowerbattery.com/investor-relations. An audio replay will be available at the same location.

About Solid Power, Inc.

Solid Power is developing solid-state battery technology to enable the next generation of batteries for the fast-growing EV and other markets. Solid Power’s core technology is its electrolyte material, which Solid Power believes can enable extended driving range, longer battery life, improved safety, and lower cost compared to traditional lithium-ion. Solid Power’s business model – selling its electrolyte to cell manufacturers and licensing its cell designs and manufacturing processes – distinguishes the company from many of its competitors who plan to be commercial battery manufacturers. Ultimately, Solid Power endeavors to be a leading producer and distributor of sulfide-based solid electrolyte material for powering both EVs and other applications. For more information, visit http://www.solidpowerbattery.com/.

Forward-Looking Statements

All statements other than statements of present or historical fact contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including Solid Power’s or its management team’s expectations, objectives, beliefs, intentions or strategies regarding the future. When used herein, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan,” “outlook,” “seek,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements include our financial guidance for 2025; our future financial performance, strategy, expansion plans, including plans related to the expansion of our electrolyte production capabilities, market opportunity, operations, and operating results; estimated revenues or losses; projected costs; future prospects; and plans and objectives of management. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Solid Power disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Readers are cautioned not to put undue reliance on forward-looking statements and Solid Power cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Solid Power, including the following factors: (i) risks relating to the uncertainty of the success of our research and development efforts, including our ability to achieve the technological objectives or results that our partners require and our ability to commercialize our technology in advance of competing technologies and our competitors; (ii) risks relating to our status as a research and development stage company with a history of financial losses with an expectation of incurring significant expenses and continuing losses for the foreseeable future, including execution of our business plan and the timing of expected business milestones; (iii) risks relating to the non-exclusive nature of our partnerships, our ability to secure new business relationships, and our ability to manage these relationships; (iv) our ability to negotiate and execute commercial agreements with our partners and customers on commercially reasonable terms; (v) broad market adoption of EVs and other technologies where we are able to deploy our technology, if developed successfully; (vi) our success attracting and retaining our executive officers, key employees, and other qualified personnel; (vii) our ability to protect and maintain our intellectual property, including in jurisdictions outside of the United States; (viii) our ability to secure government contracts and grants, changes in government priorities with respect to our government contracts and grants, and the availability of government subsidies and economic incentives; (ix) delays in the construction and operation of facilities that meet our short-term research and development and long-term electrolyte production requirements; (x) changes in applicable laws or regulations; (xi) risks relating to our information technology infrastructure and data security breaches; and (xii)      risks relating to other economic, business, or competitive factors in the United States and other jurisdictions, including supply chain interruptions and changes in market conditions, and our ability to manage these risks and uncertainties. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the “Risk Factors” sections of Solid Power’s Annual Report on Form 10-K for the year ended December 31, 2024 and other documents filed by Solid Power from time to time with the Securities and Exchange Commission (the “SEC”), all of which are available on the SEC’s website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Solid Power gives no assurance that it will achieve its expectations.

Contacts

investors@solidpowerbattery.com

press@solidpowerbattery.com

Source: Solid Power, Inc.

Solid Power, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value and number of shares)

	March 31, 2025
	(Unaudited)	December 31, 2024
Assets
Current Assets
Cash and cash equivalents	$29,454	$25,413
Marketable securities	211,491	92,784
Contract receivables	2,220	1,393
Prepaid expenses and other current assets	6,112	5,646
Total current assets	249,277	125,236
Long-Term Assets
Property, plant and equipment, net	94,702	97,208
Right-of-use operating lease assets, net	7,290	7,490
Investments	59,695	210,400
Intangible assets, net	2,544	2,072
Other assets	1,584	1,577
Loan receivable from equity method investee	4,298	4,267
Total long-term assets	170,113	323,014
Total assets	$419,390	$448,250
Liabilities, Mezzanine Equity and Stockholders’ Equity
Current Liabilities
Accounts payable and other accrued liabilities	6,421	8,409
Deferred revenue	—	3,150
Accrued compensation	3,142	7,578
Operating lease liabilities	866	833
Total current liabilities	10,429	19,970
Long-Term Liabilities
Warrant liabilities	2,856	8,735
Operating lease liabilities	7,810	8,023
Other liabilities	1,180	1,208
Total long-term liabilities	11,846	17,966
Total liabilities	22,275	37,936
Mezzanine Equity
Mezzanine Equity	43	34
Stockholders’ Equity
Common Stock, $0.0001 par value; 2,000,000,000 shares authorized; 182,448,276 and 180,364,028 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	18	18
Additional paid-in capital	593,144	591,394
Accumulated deficit	(196,302)	(181,171)
Accumulated other comprehensive income	212	39
Total stockholders’ equity	397,072	410,280
Total liabilities, mezzanine equity and stockholders’ equity	$419,390	$448,250

Solid Power, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

(in thousands, except number of shares and per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenue	$6,016	$5,953
Operating Expenses
Direct costs	2,696	4,290
Research and development	19,022	18,873
Selling, general and administrative	8,327	8,571
Total operating expenses	30,045	31,734
Operating Loss	(24,029)	(25,781)
Nonoperating Income and Expense
Interest income	3,599	5,117
Change in fair value of warrant liabilities	5,879	(501)
Interest expense	(8)	(42)
Other income (expense)	(522)	—
Total nonoperating income and expense	8,948	4,574
Pretax Loss	$(15,081)	$(21,207)
Income tax expense	—	—
Share of net loss of equity method investee	70	—
Net Loss Attributable to Common Stockholders	$(15,151)	$(21,207)
Other Comprehensive Income (Loss)	173	(579)
Comprehensive Loss Attributable to Common Stockholders	$(14,978)	$(21,786)
Basic and diluted loss per share	$(0.08)	$(0.12)
Weighted average shares outstanding – basic and diluted	181,404,557	180,784,020

Solid Power, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2025	2024
Cash Flows from Operating Activities
Net loss	$(15,151)	$(21,207)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	4,541	3,909
Amortization of right-of-use assets	322	207
Loss on sales of property, plant and equipment	444	—
Share of net loss of equity method investee	70	—
Stock-based compensation expense	1,830	2,863
Change in fair value of warrant liabilities	(5,879)	501
Accretion of discounts on other long-term liabilities	16	(4)
Accretion of loan receivable from equity method investee	(31)	—
Amortization of premiums and accretion of discounts on available-for-sale securities	(1,359)	(2,428)
Loss on change in assessment of finance lease purchase options	84	—
Change in operating assets and liabilities that provided (used) cash and cash equivalents:
Contract receivables	(445)	(8,553)
Contract receivables from related parties	—	(4,152)
Prepaid expenses and other current assets and other assets	(506)	(6,983)
Accounts payable and other accrued liabilities	(2,445)	1,290
Deferred revenue	(3,150)	7,794
Deferred revenue from related parties	—	(828)
Accrued compensation	(4,436)	(1,323)
Operating lease liabilities	(196)	(151)
Net cash and cash equivalents used in operating activities	(26,291)	(29,065)
Cash Flows from Investing Activities
Purchases of property, plant and equipment	(2,354)	(4,054)
Purchases of available-for-sale securities	(41,825)	(61,287)
Proceeds from sales of available-for-sale securities	75,156	79,134
Purchases of intangible assets	(478)	(154)
Net cash and cash equivalents provided by investing activities	30,499	13,639
Cash Flows from Financing Activities
Proceeds from exercise of stock options	181	97
Cash paid for withholding of employee taxes related to stock-based compensation	(261)	(169)
Repurchase of shares of common stock	—	(4,914)
Payments on finance lease liabilities	(87)	(106)
Net cash and cash equivalents used in financing activities	(167)	(5,092)

Net increase (decrease) in cash and cash equivalents	4,041	(20,518)
Cash and cash equivalents at beginning of period	25,413	34,537
Cash and cash equivalents at end of period	29,454	14,019

Supplemental information
Cash paid for interest	$8	$42
Accrued capital expenditures	1,689	954
Unpaid reimbursements on capital expenditures	382	0